Exhibit 99.2
VF CORPORATION RELEASES FIRST QUARTER FISCAL 2026 FINANCIAL RESULTS
DENVER, July 30, 2025 – VF Corporation (NYSE: VFC) today reported financial results for its first quarter (Q1'26) ended June 28, 2025, and the Company's Board of Directors authorized a quarterly per share dividend of $0.09. These financial results are also reflected in a presentation available on the Investor Relations website at ir.vfc.com.
Bracken Darrell, President and CEO, said: "We performed ahead of our expectations and guidance in Q1'26, improving our top-line trend versus last year to flat (-2% C$) while delivering a much stronger bottom line. The North Face® and Timberland® sustained their positive momentum while Altra® grew strongly. Vans® was impacted by channel rationalization actions, as we strengthen the business to return to healthy, sustainable growth.
As I pass the two-year mark in my role as CEO, we are on track with VF's transformation. We are lowering costs, improving margins, reducing debt and transforming the organization. We have reset the table and soon will move to growth. That is what we are all here for and what the entire organization is now focused on.
We are as confident as ever in our plans to transform VF and return the company to long-term growth, in revenue and in profit."
Q1'26 Financial Review
•Revenue of $1.8B, flat vs. LY or (2%) C$
•Revenue above guidance
•Wholesale timing shift into Q1'26 from Q2'26 benefited revenue by 2% or 1% C$
•Excluding Vans®, total revenue was +6% vs. LY or +5% C$
•Global strength at The North Face® and Timberland®, while Vans® was (14%) vs. LY or (15%) C$, impacted by channel rationalization actions
•Adjusted operating loss significantly beat guidance
•Operating loss of ($87M); adjusted operating loss of ($56M), significantly better than guidance of ($125M) to ($110M)
•Operating margin of (4.9%), up 210bps vs. LY, and adjusted operating margin of (3.2%), up 270bps vs. LY
•Gross margin up 270bps vs. LY and adjusted gross margin up 290bps vs. LY
•SG&A dollars up 1% vs. LY and adjusted SG&A dollars flat vs. LY
•EPS (loss) of ($0.30), adjusted EPS of ($0.24)
•Earnings (loss) per share (EPS) of ($0.30) vs. Q1'25 ($0.39), adjusted EPS of ($0.24) vs. Q1'25 ($0.35)
•Net interest expense of ($41M); effective tax rate of 8.0% and adjusted effective tax rate of 3.5%
•Net debt down $1.4B or (20%) vs. LY
•Net debt excluding lease liabilities down $1.4B or (27%) vs. LY
Q2'26 and FY'26 Financial Outlook
•Q2'26:
•Revenue (4%) to (2%) C$ vs. LY
•Adjusted operating income of $260M to $290M
•FY'26:
•Free cash flow up vs. LY, includes known and anticipated tariff impacts
•Adjusted operating income up vs. LY
•Operating cash flow up vs. LY

Webcast Information
VF management will host its first quarter Fiscal 2026 conference call beginning at approximately 8:00 a.m. ET today. The conference call will be broadcast live via the Internet, accessible at ir.vfc.com. For those unable to listen to the live broadcast, an archived version will be available at the same location.
Dividend Declared
VF’s Board of Directors declared a quarterly dividend of $0.09 per share. This dividend will be payable on September 18, 2025, to shareholders of record at the close of business on September 10, 2025.
About VF
VF Corporation is a portfolio of leading outdoor, active and workwear brands, including The North Face®, Vans®, Timberland® and Dickies®. VF is committed to providing consumers with innovative products that are rooted in performance and elevated design, while delivering sustainable and long-term value for its employees, communities, and shareholders. For more information, please visit vfc.com.
Financial Presentation Disclosure
All per share amounts are presented on a diluted basis. This release refers to “reported” (R$) and “constant dollar” (C$) or “constant currency” amounts, terms that are described under the heading below “Constant Currency - Excluding the Impact of Foreign Currency.” Unless otherwise noted, “reported” and “constant dollar” or “constant currency” amounts are the same, and amounts will be as "reported" unless otherwise specified. This release also refers to “continuing” and “discontinued” operations amounts, which are concepts described under the heading “Discontinued Operations - Supreme.” Unless otherwise noted, results presented are based on continuing operations. This release also refers to “adjusted” amounts, a term that is described under the heading "Adjusted Amounts - Excluding Reinvent". Unless otherwise noted, “reported” and “adjusted” amounts are the same. VF operates and reports using a 52/53 week fiscal year ending on the Saturday closest to March 31 of each year. This release refers to VF's first quarter of Fiscal 2026 as Q1'26, and similarly Q1'25 denotes VF's first quarter of Fiscal 2025, etc. VF defines "free cash flow" as cash flow from continuing operations less capital expenditures and software purchases and defines "net debt" as long-term debt, the current portion of long-term debt, short-term borrowings, and operating lease liabilities, less cash and cash equivalents per VF's consolidated balance sheet.
Change in Reportable Segments
VF realigned its reportable segments in the first quarter of Fiscal 2026. VF's updated reportable segments are Outdoor and Active. We have included an "All Other" category for the remaining operating segments that do not meet the quantitative threshold to be disclosed as a separate reportable segment. VF's financial results for Q1'26 and Q1'25 in this presentation reflect the new segments. VF has recast the quarterly prior period segment data for Fiscal 2025 to reflect the change and included this information in Exhibit 99.3 and Exhibit 99.1 of VF's Current Report on Form 8-K dated July 30, 2025.
Discontinued Operations - Supreme
On July 16, 2024, VF entered into a definitive Stock and Asset Purchase Agreement with EssilorLuxottica S.A. to sell the Supreme® brand business (“Supreme”). On October 1, 2024, VF completed the sale of Supreme. Accordingly, the company has reported the related held-for-sale assets and liabilities as assets and liabilities of discontinued operations and included the operating results and cash flows of the business in discontinued operations for all periods presented, through the date of sale.
Constant Currency - Excluding the Impact of Foreign Currency
This release refers to “reported” amounts in accordance with U.S. generally accepted accounting principles (“GAAP”), which include translation and transactional impacts from foreign currency exchange rates.This release also refers to both “constant dollar” and “constant currency” amounts, which exclude the impact of translating foreign currencies into U.S. dollars. Reconciliations of GAAP measures to constant currency amounts are presented in the supplemental financial information included with this release, which identifies and quantifies all excluded items, and provides management’s view of why this information is useful to investors.

Adjusted Amounts - Excluding Reinvent
The adjusted amounts in this release exclude costs related to Reinvent, VF's transformation program. Costs, including restructuring charges and project-related costs, were approximately $31 million in the first quarter of Fiscal 2026.
The above items negatively impacted loss per share by $0.06 during the first quarter of Fiscal 2026. All adjusted amounts referenced herein exclude the effects of these amounts.
Reconciliations of measures calculated in accordance with GAAP to adjusted amounts are presented in the supplemental financial information included with this release, which identifies and quantifies all excluded items, and provides management’s view of why this information is useful to investors. The company does not provide a reconciliation of forward-looking measures where the company believes such a reconciliation would imply a degree of precision and certainty that could be confusing to investors and is unable to reasonably predict certain items contained in the GAAP measures without unreasonable efforts. This is due to the inherent difficulty of forecasting the timing or amount of various items that have not yet occurred and are out of the company's control or cannot be reasonably predicted. For the same reasons, the company is unable to address the probable significance of the unavailable information.
Forward-looking Statements
Certain statements included in this release are "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are made based on VF’s expectations and beliefs concerning future events impacting VF and therefore involve several risks and uncertainties. Words such as “will,” “anticipate,” "believe," “estimate,” “expect,” “should,” and “may” and other words and terms of similar meaning or use of future dates may be used to identify forward-looking statements, however, the absence of these words or similar expressions does not mean that a statement is not forward-looking. All statements regarding VF’s plans, objectives, projections and expectations relating to VF’s operations or financial performance, and assumptions related thereto, are forward-looking statements. Forward-looking statements are not guarantees, and actual results could differ materially from those expressed or implied in the forward-looking statements. VF undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Potential risks and uncertainties that could cause the actual results of operations or financial condition of VF to differ materially from those expressed or implied by forward-looking statements include, but are not limited to: the level of consumer demand for apparel, footwear and accessories; disruption to VF’s distribution system; changes in global economic conditions and the financial strength of VF’s consumers and customers, including as a result of current inflationary pressures; fluctuations in the price, availability and quality of raw materials and finished products, including as a result of tariffs; disruption and volatility in the global capital and credit markets; VF’s response to changing fashion trends, evolving consumer preferences and changing patterns of consumer behavior; VF's ability to maintain the image, health and equity of its brands, including through investment in brand building and product innovation; intense competition from online retailers and other direct-to-consumer business risks; increasing pressure on margins; retail industry changes and challenges; VF's ability to execute its Reinvent transformation program, "The VF Way" and other business priorities, including measures to streamline and right-size its cost base and strengthen the balance sheet while reducing leverage; VF’s ability to successfully establish a global commercial organization, and identify and capture efficiencies in its business model; any inability of VF or third parties on which it relies, to maintain the strength and security of information technology systems; the fact that VF’s facilities and systems, and those of third parties on which it relies, are frequent targets of cyber-attacks of varying levels of severity, and may in the future be vulnerable to such attacks, and any inability or failure by VF or such third parties to anticipate or detect data or information security breaches or other cyber-attacks, could result in data or financial loss, reputational harm, business disruption, damage to VF’s relationships with customers, consumers, employees and third parties on which it relies, litigation, regulatory investigations, enforcement actions or other negative impacts; any inability by VF or third parties on which it relies to properly collect, use, manage and secure business, consumer and employee data and comply with privacy and security regulations; VF’s ability to adopt new technologies, including artificial intelligence, in a competitive and responsible manner; foreign currency fluctuations; stability of VF's vendors' manufacturing facilities and VF's ability to establish and maintain effective supply chain capabilities; continued use by VF’s suppliers of ethical business practices; VF’s ability to accurately forecast demand for products; actions of activist and other shareholders; VF's ability to recruit, develop or retain key executive or employee talent or successfully transition executives; continuity of members of VF’s management; changes in the availability and cost of labor; VF’s ability to protect trademarks and other intellectual property rights; possible goodwill and other asset impairment; maintenance by VF’s licensees and distributors of the value of VF’s brands; VF’s ability to execute acquisitions and dispositions, integrate acquisitions and manage its brand portfolio; business resiliency in response to natural or man-made economic, public health, cyber, political or environmental disruptions, including any potential effects from changes in tariffs and international trade policy; changes in tax laws and additional tax liabilities; legal, regulatory, political, economic, and geopolitical risks, including those related to the current conflicts in Europe, the Middle East and Asia and tensions between the U.S. and China; changes to laws and regulations; adverse or unexpected weather conditions, including any potential effects from climate change; VF's indebtedness and its ability to obtain financing on favorable terms, if needed, could prevent VF from fulfilling its financial obligations; VF's ability to pay and declare dividends or repurchase its stock in the future; climate change and increased focus on environmental, social and governance issues; VF's ability to execute on its sustainability strategy and achieve its sustainability-related goals and targets; risks arising from the widespread outbreak of an illness or any other communicable disease, or any other public health crisis; and tax risks associated with the spin-off of the Jeanswear business completed in 2019. More information on potential factors that could affect VF’s financial results is included from time to time in VF’s public reports filed with the SEC, including VF’s Annual Report on Form 10-K, and Quarterly Reports on Form 10-Q, and Forms 8-K filed or furnished with the SEC.

Investor Contact:
Allegra Perry
ir@vfc.com

Media Contact:
Colin Wheeler
corporate_communications@vfc.com
# # #

VF CORPORATION
Supplemental Financial Information
Reconciliation of Select GAAP Measures to Non-GAAP Measures - Three Months Ended June 2025
(Unaudited)
(In thousands, except per share amounts)

Three Months Ended June 2025	As Reported under GAAP	Reinvent (a)	Adjusted
Revenues	$1,760,666	$—	$1,760,666

Gross profit	949,002	4,282	953,284
Percent	53.9%		54.1%

Operating loss	(86,609)	30,782	(55,827)
Percent	(4.9%)		(3.2%)

Diluted net loss per share from continuing operations (b)	(0.30)	0.06	(0.24)

Notes:
(a) Costs related to Reinvent, VF's transformation program, including restructuring charges and project-related costs, were $30.8 million in the three months ended June 2025. These costs related primarily to severance and employee-related benefits and expenses related to the engagement of a consulting firm to support VF's transformation journey. VF entered into a contract with a consulting firm during the second quarter of Fiscal 2025, with services under the contract expected to be substantially complete by the third quarter of Fiscal 2026. In addition to payment for services, the contract includes contingent fees tied to increases in VF's stock price through June 2027. Expenses related to the contract, including contingent fees, were $8.0 million in the three months ended June 2025. Reinvent resulted in a net tax benefit of $6.8 million in the three months ended June 2025.
The Company incurred $207.6 million in total restructuring charges in connection with Reinvent. Substantially all restructuring actions were completed at the end of the first quarter of Fiscal 2026. Total fees associated with the contract with the consulting firm could be up to $141.0 million, with $75.0 million of the fees contingent on increases to VF’s stock price through June 2027.
(b) Amounts shown in the table have been calculated using unrounded numbers. The diluted net loss per share impacts were calculated using 390,024,000 weighted average common shares for the three months ended June 2025.
Non-GAAP Financial Information
The financial information above has been presented on a GAAP basis and on an adjusted basis, which excludes the impact of Reinvent. The adjusted presentation provides non-GAAP measures. Management believes these measures provide investors with useful supplemental information regarding VF's underlying business trends and the performance of VF's ongoing operations and are useful for period-over-period comparisons of such operations.
Management uses the above financial measures internally in its budgeting and review process and, in some cases, as a factor in determining compensation. While management believes that these non-GAAP financial measures are useful in evaluating the business, this information should be considered as supplemental in nature and should be viewed in addition to, and not in lieu of or superior to, VF's operating performance measures calculated in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly titled measures presented by other companies.

VF CORPORATION
Supplemental Financial Information
Reconciliation of Select GAAP Measures to Non-GAAP Measures - Three Months Ended June 2024
(Unaudited)
(In thousands, except per share amounts)

Three Months Ended June 2024	As Reported under GAAP	Reinvent (a)	Transaction and Deal Related Activities (b)	Adjusted
Revenues	$1,769,060	$—	$—	$1,769,060

Gross profit	905,678	412	—	906,090
Percent	51.2%			51.2%

Operating loss	(123,020)	17,849	490	(104,681)
Percent	(7.0%)			(5.9%)

Diluted net loss per share from continuing operations (c)	(0.39)	0.04	—	(0.35)
Notes:
(a) Costs related to Reinvent, VF's transformation program, including restructuring charges and project-related costs, were $17.8 million in the three months ended June 2024. These costs related primarily to severance and employee-related benefits. Reinvent resulted in a net tax benefit of $4.1 million in the three months ended June 2024.
(b) Transaction and deal related activities reflect activities associated with the review of strategic alternatives for the Global Packs business, consisting of the Kipling®, Eastpak® and JanSport® brands, which totaled $0.5 million for the three months ended June 2024. The transaction and deal related activities resulted in a net tax benefit of $0.1 million in the three months ended June 2024.
(c) Amounts shown in the table have been calculated using unrounded numbers. The diluted net loss per share impacts were calculated using 388,741,000 weighted average common shares for the three months ended June 2024.
Non-GAAP Financial Information
The financial information above has been presented on a GAAP basis and on an adjusted basis, which excludes the impact of Reinvent and transaction and deal related activities. The adjusted presentation provides non-GAAP measures. Management believes these measures provide investors with useful supplemental information regarding VF's underlying business trends and the performance of VF's ongoing operations and are useful for period-over-period comparisons of such operations.
Management uses the above financial measures internally in its budgeting and review process and, in some cases, as a factor in determining compensation. While management believes that these non-GAAP financial measures are useful in evaluating the business, this information should be considered as supplemental in nature and should be viewed in addition to, and not in lieu of or superior to, VF's operating performance measures calculated in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly titled measures presented by other companies.

VF CORPORATION
Supplemental Financial Information
Reportable Segment Information - Constant Currency Basis
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended June 2025
	As Reported	Adjust for Foreign
	under GAAP	Currency Exchange	Constant Currency
Revenues:
Outdoor segment	$812,466	$(12,025)	$800,441
Active segment	699,687	(7,269)	692,418
All Other	248,513	(3,587)	244,926
Total revenues	$1,760,666	$(22,881)	$1,737,785
Segment profit (loss):
Outdoor segment	$(42,270)	$729	$(41,541)
Active segment	56,838	(1,556)	55,282
Total segment profit	14,568	(827)	13,741
Corporate and other expenses	(104,560)	355	(104,205)
Interest expense, net	(41,120)	(414)	(41,534)
"All Other" profit	4,519	(355)	4,164
Loss from continuing operations before income taxes	$(126,593)	$(1,241)	$(127,834)
Diluted net loss per share change from continuing operations	24%	(1)%	23%

Constant Currency Financial Information
VF is a global company that reports financial information in U.S. dollars in accordance with GAAP. Foreign currency exchange rate fluctuations affect the amounts reported by VF from translating its foreign revenues and expenses into U.S. dollars. These rate fluctuations can have a significant effect on reported operating results. As a supplement to our reported operating results, we present constant currency financial information, which is a non-GAAP financial measure that excludes the impact of translating foreign currencies into U.S. dollars. We use constant currency information to provide a framework to assess how our business performed excluding the effects of changes in the rates used to calculate foreign currency translation. Management believes this information is useful to investors to facilitate comparison of operating results and better identify trends in our businesses.
To calculate foreign currency translation on a constant currency basis, operating results for the current year period for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the average exchange rates in effect during the comparable period of the prior year (rather than the actual exchange rates in effect during the current year period).
These constant currency performance measures should be viewed in addition to, and not in lieu of or superior to, our operating performance measures calculated in accordance with GAAP. The constant currency information presented may not be comparable to similarly titled measures reported by other companies.